Bowater Incorporated
                            Subsidiaries
                           As of March 1995


Name                                          Jurisdiction of
                                               Incorporation

Bowater Canadian Limited                       Canada
Bowater Communication Papers Inc.
(doing business through its Star Forms
and Bowater Computer Forms Divisions)          Delaware
Bowater Foreign Sales Corporation              U.S. Virgin Islands
Bowater Mersey Paper Co., Ltd.                 Nova Scotia
Calhoun Newsprint Company                      Delaware
Calhoun Energy, Inc.                           Delaware
Carolina Export Corporation                    Delaware
Great Northern Paper, Inc.                     Delaware

NOTE: Each of the above entities is a wholly-owned direct subsidiary of Bowater Incorporated, except for Calhoun newsprint Company (formerly named Catawba Newsprint Company), which is 51% owned, and Bowater Mersey Paper Co., Ltd., which is 51% owned by Bowater Canadian Limited.